Exhibit 99.1

BJ’s Restaurants, Inc. Announces Its Supplier Partners of the Year for 2009

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--October 1, 2009--BJ's Restaurants, Inc. (NASDAQ: BJRI) is pleased to announce its "Supplier Partners of the Year Awards” for 2009. These awards are presented annually to the Company’s supplier partners that have made the most significant contributions to the continuing evolution of the quality, differentiation and value of the BJ's restaurant concept for the consumer, as well as to the advancement of the overall productivity and leverage of BJ’s business model. For 2009, BJ's "Supplier Partners of the Year" are Jacmar Foodservice Distribution, Nestlé USA, FreshPoint, Inc. and R&R Advertising.

"BJ's is very fortunate to have many outstanding supplier partners who continue to partner with us in elevating the overall quality, productivity and leverage of our restaurant concept and business model," commented Jerry Deitchle, Chairman and CEO. "In particular, we are grateful to these four companies for their outstanding contributions to our success during 2009 as partners in our growth."

Jacmar Foodservice Distribution

Jacmar Foodservice is one of BJ’s longest tenured and largest distributor partners servicing a majority of BJ’s restaurants. Jacmar continually raises the bar for excellence in distribution service levels and has helped BJ’s manage logistics and distribution networks throughout the country. Jacmar services BJ’s through two state of the art warehouse facilities in Irwindale and West Sacramento, California.

Nestlé USA

Committed to providing quality foods and beverages that enhance every life experience, Nestlé USA offers a wide variety of nutritious, delicious and convenient food and beverage selections and has been an instrumental partner with BJ’s collaborating to create new menu items. With 26 manufacturing facilities, 22 distribution centers and more than 21,000 employees in the United States alone, Nestlé USA is part of Nestlé S.A. in Vevey, Switzerland — the world’s largest food company, with 2008 sales of $101 billion.

FreshPoint, Inc.

As North America's largest fresh produce distributor and a wholly owned subsidiary of SYSCO Corporation, FreshPoint serves as an innovative partner in helping BJ's streamline distribution networks around the country. Additionally, FreshPoint manages and coordinates all of BJ's grower/shipper contracts through both its company-owned distribution centers and external distribution partners.

R&R Advertising

R & R Advertising is an award winning marketing and technology company specializing in recruitment and retention. Over the years R & R have helped BJ’s develop our talent pipeline and partnered with BJ’s on a number of creative, training, human resource and event planning projects. Last year R & R won two creative excellence awards from Recruitment Marketplace for their work with BJ's new restaurant opening team. R & R continues to provide insight and guidance as new technology is explored for communication and education.

About BJ’s Restaurants, Inc.

BJ's Restaurants, Inc. currently owns and operates 87 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (45), Texas (15), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 45 of our current 87 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at 714-500-2400 or press@bjsrestaurants.com.

CONTACT:
BJ's Restaurants, Inc.
Greg Levin, 714-500-2400
press@bjsrestaurants.com